EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                    Dated:  January 5, 2000


                                   ARTISAN INVESTMENT CORPORATION
                                    for itself and as general partner of
                                    ARTISAN PARTNERS LIMITED
                                    PARTNERSHIP

                                   By:  /s/  Lawrence A. Totsky
                                        ---------------------------------
                                             Lawrence A. Totsky
                                             Chief Financial Officer


                                   ANDREW A. ZIEGLER

                                        /s/ Andrew A. Ziegler
                                   --------------------------------------

                                   CARLENE MURPHY ZIEGLER

                                        /s/ Carlene Murphy Ziegler
                                   --------------------------------------